Exhibit 31.2


         Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002


The undersigned, Donald C. Evans, and CEO of Silver Screen Studios, Inc., a Georgia corporation, hereby makes the following certification as required by
Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this quarterly report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934:

Quarterly Report of Form 10-QSB for the period ended June 30, 2006.

The undersigned certifies that the above periodic report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above quarterly report fairly presents, in all respects, the financial condition of Silver Screen Studios, Inc. and results of its operations.


By:     /s/Donald C. Evans
        -------------------
        Donald C. Evans acting CEO and an acting Director
Date:   August 12, 2006